EXHIBIT 32.1
------------



     Certification of Chief Executive Officer and Chief Financial Officer
                      Pursuant to 18 U.S.C. Section 1350,
                            As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002



In connection with the Quarterly Report of Jones Lang LaSalle Incorporated (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher A. Peacock, as Chief Executive Officer of the Company, and Lauralee E. Martin, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

      (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







/s/ Christopher A. Peacock                 /s/ Lauralee E. Martin
---------------------------                ------------------------------
Christopher A. Peacock                     Lauralee E. Martin
President and                              Executive Vice President and
Chief Executive Officer                    Chief Financial Officer
October 31, 2003                           October 31, 2003




This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.